Exhibit 99.1
New Directors join iCurie board — Respected business leaders add strength and experience to thermo fluid nanotechnology company.
Miami, Florida-August 8th, 2005
iCurie, Inc. (ICUR.OB), which intends to become a world leader in developing and commercializing next generation cooling solutions for the PC, communications and display industries, today announced that the company has increased the number of directors on its board. At a board meeting on August 2nd in New York the board increased the number of directors from three to six to add strong directors that strategically can support the company in capitalizing on the market opportunity.
David H. Clarke, Greg Osborn and Peter Rugg were elected as directors of iCurie. Mr. Clarke serves as Chairman and Chief Executive Officer of Jacuzzi Brands, Mr. Osborn is Managing Partner of Indigo Ventures, and Mr. Rugg is Managing Partner of Tatum Partners.
“With these great additions we are continuing to strengthen iCurie,” said Chief Executive Officer Hakan Wretsell. “We have managed to attract top quality individuals with impressive backgrounds from different industries. Their combined expertise in international business leadership, public company management, corporate governance and capital markets will dramatically strengthen our board.”
“I’m delighted and proud to welcome David Clarke, Greg Osborn and Peter Rugg as directors of iCurie. In less than a month after the closing of the important $17 million financing, we continue to build a fabulous platform from which we want to commercialize our technology,” said founder and Chief Technology Officer Dr. Jeong Hyun Lee.
Mr. Clarke has served as Chairman of the Board and Chief Executive Officer of Jacuzzi Brands, Inc., formerly U.S. Industries, Inc., since May 1995. Mr. Clarke was Vice Chairman of Hanson PLC from 1993 and Deputy Chairman and Chief Executive Officer of Hanson Industries, the U.S. arm of Hanson, from 1992. Prior to 1992, Mr. Clarke served as President of Hanson Industries.
Mr. Osborn’s background in finance and investment began on Wall Street, working at the headquarters offices of L.F. Rothschild & Co. and Drexel, Burnham, Lambert as an Account Executive and as Vice President at Smith Barney Harris & Upham, First Vice President at Paine Webber, and Senior Vice President of Axiom Capital Management. Mr. Osborn serves on the Board of Directors of Powerhouse Technologies Group, Inc., Children of Bellevue and ideavillage.com. Mr. Osborn also serves as corporate advisor to Advance Nanotech Inc.
Mr. Rugg is a Managing Partner of Tatum Partners, LLP in Philadelphia. Mr. Rugg has managed public company financial reporting, investor relations, tax compliance and audit, budget and planning and information technology systems including relational database, desktop, and multi-currency accounting.
About iCurie
iCurie is a United States corporation based in Miami, Florida with subsidiaries in London, England and Seoul, South Korea. iCurie intends to become a world leader in developing and commercializing next generation cooling solutions for a wide range of industries like the PC and the communications industries. The cooling solutions are built on iCurie patents in thermofluid nanotechnology. Additional information on iCurie and its technology is available at www.icurie.com. The company trades on the OTC market (ICUR.OB).
For additional information contact:
Michael Karpheden
iCurie, Inc.
1395 Brickell Avenue, Suite 800
Miami, Florida 33131
(305) 529-6290
This press release contains forward-looking statements, involving risks and uncertainties. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors which include, but are not limited to, iCurie’s ability to attract investors, iCurie’s future operating results, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism and the conflict with Iraq. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

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